Exhibit 99

Acadia Healthcare Reports 78.1% Growth in Second Quarter Adjusted EPS to $0.57

Revenue More Than Doubles to $453.7 Million

Increases Guidance for 2015 Adjusted Earnings per Diluted Share to New Range of $2.15 to $2.18

FRANKLIN, Tenn.--(BUSINESS WIRE)--August 4, 2015--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter and six months ended June 30, 2015. For the quarter, revenue increased 112.2% to $453.7 million from $213.8 million for the second quarter of 2014. Income from continuing operations was $33.8 million, or $0.49 per diluted share, for the second quarter of 2015 compared with $22.5 million, or $0.43 per diluted share, for the second quarter of 2014. Adjusted income from continuing operations increased 137.8% to $39.5 million for the second quarter of 2015 from $16.6 million for the second quarter of 2014, while adjusted income from continuing operations per diluted share increased 78.1% to $0.57 from $0.32. The adjusted results exclude transaction-related expenses of $7.2 million and $3.0 million for the second quarter of 2015 and 2014, respectively, a $1.0 million loss on foreign currency derivatives for the second quarter of 2015 and a $13.7 million gain on foreign currency derivatives for the second quarter of 2014. Weighted average shares outstanding increased 32.6% for the second quarter of 2015 from the second quarter of 2014, primarily due to the issuance of common stock in June 2014 and February and May 2015, the net proceeds of which have primarily been used to fund acquisitions. A reconciliation of all non-GAAP financial results in this release appears on pages 8 and 9.

For the first six months of 2015, revenue grew 97.4% to $819.4 million from $415.2 million for the first six months of 2014. Income from continuing operations for the first half of 2015 was $48.4 million, or $0.74 per diluted share, compared with $35.5 million, or $0.69 per diluted share, for the same period in 2014. Adjusted income from continuing operations increased 117.5% to $66.6 million for the first six months of 2015 from $30.6 million for the first six months of 2014, while adjusted income from continuing operations per diluted share increased 68.3% to $1.01 from $0.60. The adjusted results exclude transaction-related expenses of $25.6 million and $4.6 million for the first half of 2015 and 2014, respectively, a $0.9 million loss on foreign currency derivatives for the first half of 2015 and a $13.7 million gain on foreign currency derivatives for the first half of 2014. Weighted average shares outstanding increased 28.5% for the first six months of 2015 compared with the same period in 2014.

“For the second quarter of 2015, Acadia’s organic growth and acquisition strategies continued to drive outstanding financial results,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “While the July 1, 2014, acquisition of Partnerships in Care (PiC) and the February 11, 2015, acquisition of CRC Health Group (CRC) were the primary drivers of our growth for the latest quarter, we completed a total of 11 acquisitions in the 12 months ended June 30, 2015, adding 82 facilities with more than 4,300 inpatient beds and 88 comprehensive treatment centers.

“During the second quarter, we contributed to these totals with five acquisitions in the United Kingdom, which added 21 facilities and over 500 beds to PiC’s operations. As a result, PiC celebrated its first year anniversary as part of Acadia with 45 facilities and over 1,800 beds compared with 23 facilities and approximately 1,200 beds at the time of the acquisition.

“In addition to the accretive impact of acquisitions, our second quarter financial results benefited from strong organic growth that drove revenues and margin improvement. This growth primarily reflected the addition of approximately 400 beds for the 12 months ended June 30, 2015, to existing facilities and one de novo facility, including approximately 250 new beds added in the first half of 2015.

“Second quarter same facility revenue increased 9.0%, due largely to new beds added to the same facility base over the previous 12 months, as well as to our continuing initiatives to build revenue at each facility. Same facility patient days increased 7.4% compared with the second quarter last year, and same facility revenue per patient day rose 1.5%. The increased operating leverage generated by significant same facility revenue growth, combined with our efforts to improve facility productivity and efficiency, produced a 120 basis point increase in same facility EBITDA margin to 26.1% for the quarter. Acadia’s consolidated adjusted EBITDA for the second quarter of 2015 increased 136.6% to $105.8 million from $44.7 million for the second quarter of 2014, while our consolidated adjusted EBITDA margin increased 240 basis points to 23.3%.

“Since the end of the second quarter, we have completed an additional transaction in the U.K., acquiring a 15-bed inpatient facility, which is our first U.K. facility focused on addiction treatment. In addition, we completed the acquisition of our first inpatient behavioral health facility in Philadelphia, Pennsylvania, which operates approximately 150 beds. We believe Acadia is well positioned to continue executing its acquisition and organic growth strategies, with $72.5 million of cash flow from continuing operations for the second quarter of 2015 and full availability under our $300 million revolving credit facility.”

Acadia today increased its guidance for 2015 adjusted earnings per diluted share to a range of $2.15 to $2.18 from the previous range of $2.12 to $2.15. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, August 5, 2015. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through August 21, 2015.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including the PiC and CRC facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 225 behavioral healthcare facilities with approximately 9,200 beds in 37 states, the United Kingdom and Puerto Rico. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$461,798	$220,664	$835,956	$426,783
Provision for doubtful accounts	(8,138)	(6,861)	(16,513)	(11,562)
Revenue	453,660	213,803	819,443	415,221

Salaries, wages and benefits (including equity-based compensation expense of $5,355, $2,406, $9,249 and $4,170, respectively)	243,302	122,473	449,173	240,048
Professional fees	30,029	10,891	52,456	21,273
Supplies	20,542	10,596	36,796	20,660
Rents and leases	8,211	2,889	14,097	5,658
Other operating expenses	51,128	24,646	91,655	47,756
Depreciation and amortization	14,926	5,935	28,030	11,371
Interest expense, net	28,049	9,730	50,195	19,437
Loss (gain) on foreign currency derivatives	961	(13,735)	908	(13,735)
Transaction-related expenses	7,157	3,016	25,573	4,595
Total expenses	404,305	176,441	748,883	357,063
Income from continuing operations before income taxes	49,355	37,362	70,560	58,158
Provision for income taxes	15,512	14,905	22,125	22,680
Income from continuing operations	33,843	22,457	48,435	35,478
Income (loss) from discontinued operations, net of income taxes	1	(6)	3	31
Net income	$33,844	$22,451	$48,438	$35,509

Basic earnings per share:
Income from continuing operations	$0.50	$0.43	$0.74	$0.70
Income (loss) from discontinued operations	-	-	-	-
Net income	$0.50	$0.43	$0.74	$0.70

Diluted earnings per share:
Income from continuing operations	$0.49	$0.43	$0.74	$0.69
Income (loss) from discontinued operations	-	-	-	-
Net income	$0.49	$0.43	$0.74	$0.69

Weighted-average shares outstanding:
Basic	68,296	51,616	65,429	50,872
Diluted	68,735	51,819	65,782	51,174

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2015	2014
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$34,572	$94,040
Accounts receivable, net of allowance for doubtful accounts of $26,233 and $22,449, respectively	182,315	118,378
Deferred tax assets	38,693	20,155
Other current assets	70,325	41,570
Total current assets	325,905	274,143
Property and equipment, net	1,455,390	1,069,700
Goodwill	1,946,028	802,986
Intangible assets, net	58,514	21,636
Deferred tax assets - noncurrent	33,966	13,141
Other assets	106,582	41,984
Total assets	$3,926,385	$2,223,590

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$38,652	$26,965
Accounts payable	58,714	48,696
Accrued salaries and benefits	77,545	59,317
Other accrued liabilities	68,197	30,956
Total current liabilities	243,108	165,934
Long-term debt	1,914,555	1,069,305
Deferred tax liabilities - noncurrent	20,200	63,880
Other liabilities	82,218	43,506
Total liabilities	2,260,081	1,342,625
Equity:
Common stock	706	592
Additional paid-in capital	1,567,304	847,301
Accumulated other comprehensive loss	(51,586)	(68,370)
Retained earnings	149,880	101,442
Total equity	1,666,304	880,965
Total liabilities and equity	$3,926,385	$2,223,590

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2015	2014
	(In thousands)
Operating activities:
Net income	$48,438	$35,509
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	28,030	11,371
Amortization of debt issuance costs	3,218	1,334
Equity-based compensation expense	9,249	4,170
Deferred income tax expense	24,682	9,097
Income from discontinued operations, net of taxes	(3)	(31)
Loss (gain) on foreign currency derivatives	908	(13,735)
Other	692	25
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(10,442)	(15,303)
Other current assets	(13,048)	(4,792)
Other assets	(1,218)	(578)
Accounts payable and other accrued liabilities	(4,313)	(1,300)
Accrued salaries and benefits	(225)	1,782
Other liabilities	4,619	1,701
Net cash provided by continuing operating activities	90,587	29,250
Net cash provided by (used in) discontinued operating activities	554	(11)
Net cash provided by operating activities	91,141	29,239

Investing activities:
Cash paid for acquisitions, net of cash acquired	(286,734)	(10,000)
Cash paid for capital expenditures	(122,035)	(43,323)
Cash paid for real estate acquisitions	(3,428)	(18,326)
Settlement of foreign currency derivatives	(908)	-
Other	(481)	(439)
Net cash used in investing activities	(413,586)	(72,088)

Financing activities:
Borrowings on long-term debt	875,000	7,500
Borrowings on revolving credit facility	180,000	59,500
Principal payments on revolving credit facility	(180,000)	(113,000)
Principal payments on long-term debt	(15,875)	(3,750)
Repayment of assumed CRC debt	(904,467)	-
Payment of debt issuance costs	(22,775)	(5,810)
Issuance of common stock, net	331,530	374,336
Common stock withheld for minimum statutory taxes, net	(7,826)	(2,981)
Excess tax benefit from equity awards	6,327	3,479
Cash paid for contingent consideration	-	(3,250)
Other	(150)	-
Net cash provided by financing activities	261,764	316,024

Effect of exchange rate changes on cash	1,213	-

Net (decrease) increase in cash and cash equivalents	(59,468)	273,175
Cash and cash equivalents at beginning of the period	94,040	4,569
Cash and cash equivalents at end of the period	$34,572	$277,744

Effect of acquisitions:
Assets acquired, excluding cash	$1,636,164	$10,500
Liabilities assumed	(1,009,944)	-
Issuance of common stock in connection with acquisition	(380,210)	-
Deposits paid for acquisitions	40,724	-
Prior year deposits paid for acquisitions	-	(500)
Cash paid for acquisitions, net of cash acquired	$286,734	$10,000

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Same Facility Results
Revenue	$228,622	$209,815	9.0%	$444,147	$407,182	9.1%
Patient Days	333,264	310,336	7.4%	655,709	602,096	8.9%
Admissions	21,369	18,408	16.1%	42,082	35,828	17.5%
Average Length of Stay (b)	15.6	16.9	-7.5%	15.6	16.8	-7.3%
Revenue per Patient Day	$686	$676	1.5%	$677	$676	0.2%
EBITDA margin	26.1%	24.9%	120 bps	25.3%	24.3%	100 bps

U.S. Facility Results
Revenue	$366,886	$212,834	72.4%	$657,393	$413,398	59.0%
Patient Days	517,423	315,710	63.9%	941,836	612,767	53.7%
Admissions	30,121	18,908	59.3%	55,565	36,826	50.9%
Average Length of Stay (b)	17.2	16.7	2.9%	17.0	16.6	1.9%
Revenue per Patient Day	$709	$674	5.2%	$698	$675	3.5%
EBITDA margin	27.9%	24.9%	300 bps	27.2%	24.3%	290 bps

U.K. Facility Results
Revenue	$84,927			$158,242
Patient Days	125,085			228,920
Admissions	336			585
Average Length of Stay (b)	372.3			391.3
Revenue per Patient Day	$679			$691
EBITDA margin	24.0%			24.8%

Total Facility Results
Revenue	$451,813	$212,834	112.3%	$815,635	$413,398	97.3%
Patient Days	642,508	315,710	103.5%	1,170,756	612,767	91.1%
Admissions	30,457	18,908	61.1%	56,150	36,826	52.5%
Average Length of Stay (b)	21.1	16.7	26.3%	20.9	16.6	25.3%
Revenue per Patient Day	$703	$674	4.3%	$697	$675	3.3%
EBITDA margin	27.2%	24.9%	230 bps	26.7%	24.3%	240 bps

(a) Same-facility results for the three and six months ended June 30, 2015 and 2014 exclude one facility that is converting its residential treatment beds to acute psychiatric treatment beds. The transition is expected to be completed in the fourth quarter of 2015.
(b) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)

Net income	$33,844	$22,451	$48,438	$35,509
Income from discontinued operations	(1)	6	(3)	(31)
Provision for income taxes	15,512	14,905	22,125	22,680
Interest expense, net	28,049	9,730	50,195	19,437
Depreciation and amortization	14,926	5,935	28,030	11,371
EBITDA	92,330	53,027	148,785	88,966

Adjustments:
Equity-based compensation expense (a)	5,355	2,406	9,249	4,170
Loss (gain) on foreign currency derivatives (b)	961	(13,735)	908	(13,735)
Transaction-related expenses (c)	7,157	3,016	25,573	4,595
Adjusted EBITDA	$105,803	$44,714	$184,515	$83,996

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations to Income from
Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)

Income from continuing operations	$33,843	$22,457	$48,435	$35,478
Provision for income taxes	15,512	14,905	22,125	22,680
Income from continuing operations before income taxes	49,355	37,362	70,560	58,158

Adjustments to income from continuing operations:
Loss (gain) on foreign currency derivatives (b)	961	(13,735)	908	(13,735)
Transaction-related expenses (c)	7,157	3,016	25,573	4,595
Income tax provision reflecting tax effect of adjustments to income from continuing operations (d)	(18,006)	(10,047)	(30,470)	(18,406)
Adjusted income from continuing operations	$39,467	$16,596	$66,571	$30,612

Weighted-average shares outstanding - diluted	68,735	51,819	65,782	51,174

Adjusted income from continuing operations per diluted share	$0.57	$0.32	$1.01	$0.60

See footnotes on page 10.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for loss from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, debt extinguishment costs, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K. in April and June 2015 and July 2014.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 31.3% and 37.7% for the three months ended June 30, 2015 and 2014, respectively, and 31.4% and 37.6% for the six months ended June 30, 2015 and 2014, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President